SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FOOTHILL INDEPENDENT BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[FOOTHILL INDEPENDENT BANCORP LOGO]
Foothill Independent Bancorp

April 5, 2002

Dear Stockholder:

       The Board of Directors joins me in extending to you a cordial invitation to attend the Annual Meeting of Stockholders of Foothill Independent Bancorp (the “Company”) which will be held on Tuesday, May 14, 2002, at 4:30 P.M., at The Glendora Country Club, 310 S. Amelia Avenue, Glendora, California.

       The attached Notice of Annual Meeting and Proxy Statement describes in detail the matters to be acted on at the meeting. We also will discuss the operations of the Company and its wholly-owned subsidiary, Foothill Independent Bank. Your participation in Company activities is important, and we hope you will attend.

       Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope, or vote by telephone or the Internet, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

Sincerely,

George E. Langley
President and Chief Executive Officer

510 South Grand Ave.	☐	Glendora, California 91741	☐	(626) 963-8551	☐	(909) 599-9351

FOOTHILL INDEPENDENT BANCORP

510 South Grand Avenue
Glendora, California 91741

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2002

NOTICE TO THE STOCKHOLDERS OF FOOTHILL INDEPENDENT BANCORP:

      The 2002 Annual Meeting of Stockholders of Foothill Independent Bancorp (the “Company”) will be held at The Glendora Country Club, 310 S. Amelia Avenue, Glendora, California, on Tuesday, May 14, 2002, at 4:30 P.M., for the following purposes:

1. To elect George E. Langley and Max E. Williams as the Class I Directors of the Company for a term of three years ending at the Annual Meeting of Stockholders to be held in 2005; and

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

           Director Nominations. The Company’s Bylaws provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an Annual Meeting of Stockholders, but only if written notice of the stockholder’s intent to make the nomination(s) has been received by the Secretary of the Company not less than sixty (60) nor more than ninety (90) days prior to (i) the first anniversary of the preceding year’s annual meeting of stockholders or (ii) such other date on which the Annual Meeting of Stockholders is to be held provided that a public announcement of that other date is given to the stockholders in advance.

           Any such notice must include the following information: (i) the name and address of the nominating stockholder and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote and intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the nominating stockholder or any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such stockholder (an “Affiliate” of the nominating stockholder) or any nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations proposed by that stockholder; (iv) the class, series and number of the Company’s shares that are owned by the nominating stockholder and those owned by his or her proposed nominees and by any other stockholders known by the nominating stockholder to be supporting such nominees as of the date of such stockholder’s notice; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each nominee to serve as a director of the Company if so elected. Any stockholder who desires to nominate one or more persons for election as directors at an Annual Stockholders Meeting is also required to comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

           The Bylaws further provide that the Chairman of the Annual Meeting may disregard any nominations made other than in compliance with the above requirements.

           The 2003 Annual Meeting of Stockholders is scheduled to be held on May 13, 2003. Accordingly, stockholders desiring to nominate candidates for election at that Meeting will be required to provide the

Company with the notice and information required by the above procedures by no later than March 14, 2003 and no earlier than February 12, 2003.

      Only stockholders of record at the close of business on March 21, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors

George E. Langley
President and Chief Executive Officer

April 5, 2002

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

INTRODUCTION
VOTING SECURITIES
SOLICITATION
PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS (Proposal No. 1)
COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
COMPANY PERFORMANCE
COMPARISON OF CUMULATIVE TOTAL RETURN
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
OTHER MATTERS

FOOTHILL INDEPENDENT BANCORP

510 South Grand Avenue
Glendora, California 91741

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2002

INTRODUCTION

      This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Foothill Independent Bancorp, a Delaware corporation (the “Company”), for use at the 2002 Annual Meeting of Stockholders to be held on Tuesday, May 14, 2002, at 4:30 P.M., at The Glendora Country Club, 310 S. Amelia Avenue, Glendora, California, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 5, 2002.

      Any stockholder who executes a proxy retains the right to revoke it at any time before it is voted. You may revoke or supersede your proxy by signing a proxy with a later date, or by giving written notice of revocation to the Secretary of the Company, 510 South Grand Avenue, Glendora, California 91741, prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person. A proxy, when executed and not revoked, will be voted in accordance with the instructions given in the proxy. If you do not specify a choice in the proxy, the proxy will be voted “FOR” the election to the Board of Directors of the nominees of the Board named below in this Proxy Statement.

VOTING SECURITIES

      The shares of common stock constitute the only class of outstanding voting securities of the Company. Only the stockholders of the Company of record as of the close of business on March 21, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of March 21, 2002, there were 5,521,724 shares of common stock outstanding and entitled to vote. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Stockholders who withhold authority to vote on the election of directors or abstain on any proposal, and broker non-votes, will be counted in determining the presence of a quorum. However, under Delaware law, in the election of directors, the two candidates that receive the highest number of votes will be elected and, as a result, shares as to which the authority to vote has been withheld and broker non-votes will have no effect on the outcome of the election of directors. You are entitled to one vote for each share held as of the Record Date; and in the election of directors there is no cumulative voting. As a result each stockholder will be entitled, for each share of common stock that he or she owns, to cast one vote for a single nominee for each of the positions on the Board of Directors standing for election.

SOLICITATION

      We will pay the costs of soliciting proxies from our stockholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, directors, officers and employees (who will not receive any additional compensation) of the Company or its wholly-owned subsidiary, Foothill Independent Bank (the “Bank”), may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person, to request that proxies be furnished. We will reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.

PRINCIPAL STOCKHOLDERS

      Set forth below is certain information as of March 21, 2002 regarding the number of shares of the Company’s common stock owned by (i) each person who we know owns more than 5% of the outstanding shares of common stock of the Company, (ii) each director and nominee for director, (iii) each of the current executive officers of the Company who are named in the Summary Compensation Table, and (iv) all of the current directors and executive officers as a group.

	Amount and Nature of
Name	Beneficial Ownership		Percent of Class

William V. Landecena	395,687	(1)(2)(3)	7.0%
O. L. Mestad	300,094	(2)(3)	5.3%
Financial Institution Partners II LP
Hovde Capital, L.L.C
Eric D. Hovde, Steven Hovde	283,566	(4)	5.1%
George E. Langley	251,079	(2)(3)	4.4%
Richard Galich	146,602	(2)(3)	2.6%
Donna Miltenberger	147,522	(2)(3)	2.6%
Max Williams	92,835	(2)(3)	1.7%
George Sellers	44,895	(2)(3)	*
Carol Ann Graf	42,885	(2)(3)	*
All Directors and Executive Officers as a group (8 in number)	1,421,598	(5)	23.5%

(1)	Includes shares held in several trusts established by Mr. Landecena of which he is a trustee.

(2)	Includes shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 20, 2002, as follows: Mr. Landecena — 91,471 shares; Dr. Mestad — 94,909 shares; Mr. Langley — 123,605; Dr. Galich — 22,470 shares; Ms. Miltenberger — 81,751; Mr. Williams — 72,834 shares; Mr. Sellers — 22,470 shares; and Ms. Graf — 22,579.

(3)	Each of the directors and officers of the Company named in this table is a partner in a partnership that owns, of record, 107,000 shares of the Company’s common stock. Included in the beneficial ownership total of each of those directors and officers, except Ms. Graf, is 11,889 shares, which is the number of the shares owned by that partnership that each of them owns beneficially. Included in the beneficial ownership total of Ms. Graf is 5,944 shares, which is the number of such shares that she owns beneficially. Each of those directors and officers, individually, disclaims beneficial ownership of the other shares held by the partnership. The remainder of the shares owned of record by the partnership are beneficially owned by other individuals.

(4)	According to a report filed with the Securities and Exchange Commission, Financial Institution Partners II, L.P. is the direct owner of these shares, and Hovde Capital, L.L.C., its general partner, and Eric D. Hovde and Steven D. Hovde, officers of Hovde Capital, L.L.C., share voting and dispositive power with Financial Institution Partners II, L.P. over, and therefore, together, may be deemed to share beneficial ownership of, all of these shares.

(5)	Includes an aggregate of 532,089 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 20, 2002 and a total of 95,111 of the 107,000 shares held by the partnership referenced in footnote (3) above.

ELECTION OF DIRECTORS

(Proposal No. 1)

      At the Annual Meeting, stockholders will vote on the election of George E. Langley and Max E. Williams as the Class I Directors of the Company to serve for a term of three years ending at the Annual Meeting of Stockholders to be held in 2005 and until their successors are elected and qualified.

      The Board of Directors has instructed the named holders of the proxies received in response to this solicitation to vote the shares represented by those proxies FOR the election of the two Class I Nominees named above, unless a contrary instruction is given in the proxy. All of the nominees and directors named below are incumbent directors of the Company. The two nominees named below were previously elected to the Board of Directors by the stockholders and each of them also serves as a director of the Bank.

      Under Delaware law, the two nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to “Withhold Authority,” which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

      If any nominee becomes unavailable, for any reason, before the election, to serve on the Board of Directors, then the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

      The names and certain information concerning the two nominees and the current directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS I NOMINEES NAMED BELOW.

	Director
Name, Age and Position	Since(1)	Principal Occupation and Business Experience

Class I Director-Nominees
George E. Langley, 61 President, Chief Executive Officer and a Director of the Company and Bank	1980	Mr. Langley has served as President and Chief Executive Officer of the Company and the Bank since 1992. From 1976 when he joined the Bank until 1992, Mr. Langley served as an Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Mr. Langley has served on numerous community and professional boards and currently serves on the Boards of the Glendora Public Library Friends Foundation and Casa Colina, Inc.

Max Williams, 58 Director of the Company and the Bank	1995	Mr. Williams is a licensed architect with a Bachelor’s degree in Architecture and a Master’s degree in Urban and Regional Planning. He is, and since 1982 has been, the owner and president of his own architectural firm. Prior to 1982, Mr. Williams was employed as an architect by independent real estate development and architectural firms, including Lewis Development, William L Pereira Architects and Gruen Associates. Mr. Williams also is a member and a past president of the Inland California Chapter, of the American Institute of Architects.

	Director
Name, Age and Position	Since(1)	Principal Occupation and Business Experience

Class II Directors
Donna Miltenberger, 46 Executive Vice President, Chief Operating Officer and Director of the Company and the Bank	1998	Ms. Miltenberger has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since 1997. From 1992 to 1997, Ms. Miltenberger served in various executive capacities, including Executive Vice President and Chief Administrative Officer, with the Company and the Bank. Prior to joining Foothill, Ms. Miltenberger served as Executive Vice President for CVB Bancorp and Chino Valley Bank. During Ms. Miltenberger’s 29-year career, she has served on boards of various community and professional organizations and is currently a member of the Board of Trustees of the Ronald McDonald House and of its Finance, Financial Development and MacTonight Committees. Ms. Miltenberger is also a member of the Board of the Ronald McDonald House Charities for Southern California and its Strategic Planning Committee.

George Sellers, 62 Director of the Company and the Bank	1998	Mr. Sellers is an Accountant and Enrolled Agent licensed to practice before the Internal Revenue Service. Mr. Sellers has owned Merchants Bookkeeping since 1974 which provides various accounting and tax services to local businesses, non-profit organizations, and individuals located primarily in the greater San Gabriel Valley and the Inland Empire. Mr. Sellers has served on several community boards during the past 30 years, including the American Youth Soccer Organization, and currently is a member in the West End Service Club and Upland Foothill Kiwanis.
Class III Directors
Richard Galich, 62 Director of the Company and the Bank	1998	Dr. Galich is a doctor of Otolaryngology — Head and Neck Surgery with a Bachelors degree from Indiana University and Doctor of Medicine from Loyola University/ Chicago, Illinois. Since 1972, Dr. Galich has been in private practice in the east San Gabriel Valley in Southern California. Dr. Galich served as Chairman of the Board at San Dimas Community Hospital and Chief of Medical Staff for Foothill Presbyterian Hospital. He is a Fellow, American College of Surgeons and American Academy of Otolaryngology — Head and Neck Surgery.

William V. Landecena, 77 Chairman of the Board of Directors and a Director of the Company and the Bank	1973	Mr. Landecena has been a director of the Company and the Bank since their inception. Prior to 1981, Mr. Landecena owned and operated Arrow Meat Company located in Upland, California. Since 1981, Mr. Landecena has been a private investor and manager, primarily in the Inland Empire area. Mr. Landecena is active in the Upland YMCA where he serves on the Board and is Chairman of the building committee. He is a charter member (1965) of the Upland Foothill Kiwanis and has been a volunteer SCORE (Service Corp of Retired Executives) Counselor for the U.S. Small Business Administration for 8 years.

	Director
Name, Age and Position	Since(1)	Principal Occupation and Business Experience

O. L. Mestad, 79 Director of the Company and the Bank	1973	Dr. Mestad has been a director of the Company and the Bank since their inception and served as Chairman of the Board of the Bank for eight of those years. Dr. Mestad was engaged in the private practice of dentistry for 30 years, retiring in 1983. During that time, Dr. Mestad served on numerous community and professional boards. Currently, Dr. Mestad is Chairman of the Board of Foothill Presbyterian Hospital, a member of the board of directors of Citrus Valley Health Partners, and a trustee of the Governance Forum of the California Hospital Association.

(1)	All dates are the dates when the named individuals first became directors of the Bank, the Company’s predecessor and wholly owned subsidiary.

(2)	There are no family relationships among any of the directors or executive officers of the Company.

Meetings of the Board of Directors

      The Board of Directors of the Company held 12 meetings during the year ended December 31, 2001. Each incumbent Director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based upon information made available to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10 percent or more of the Company’s common stock were satisfied with respect to the Company’s fiscal year ended December 31, 2001.

Committees of the Board of Directors

      The Board of Directors of the Company has a standing Audit Committee. The Board of Directors of the Bank, rather than that of the Company, has established a standing Compensation Committee, because the Company’s executive officers are also the Bank’s executive officers and they devote substantially all of their time managing the operations of the Bank which, as a result, also pays their compensation.

      The members of the Audit Committee are selected by the Board of Directors. The members are Richard Galich, William V. Landecena, O. L. Mestad, George Sellers, who are directors of the Company, and Douglas Tessitor, who is a director of the Bank. None of the members of the Audit Committee are or have been officers or employees of the Company or the Bank and in all other respects meet the qualifications prescribed by the rules of NASDAQ for members of audit committees. The Committee operates under a written charter adopted by the Board of Directors. The Audit Committee held five meetings during the year ended December 31, 2001.

      The Compensation Committee is comprised of five directors selected by the Board of Directors of the Bank. The members of the Committee are Richard Galich, William V. Landecena, George E. Langley, O. L. Mestad, and George Sellers. The Compensation Committee makes determinations with respect to compensation to be paid to the officers and other key employees of the Bank and is responsible for establishing compensation and fringe benefit programs for the employees of the Bank. Mr. Langley does not participate in the Committee’s deliberations or decisions with respect to his compensation. The Compensation Committee held four meetings during the year ended December 31, 2001.

      The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Boards of Directors of the Company and the Bank.

      Any stockholder who desires the Board of Directors to consider any person for nomination as a candidate for election to the Board of Directors at the 2003 Annual Meeting may send a written notice to the Secretary of the Company by no later than March 14, 2003, at the Company’s principal executive offices, that identifies the proposed nominee or nominees and contains the information set forth in the description of the Nomination Procedures contained in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The Notice of Annual Meeting of Stockholders also contains a description of the procedures by which stockholders may make nominations at an Annual Meeting of Stockholders, which includes the giving of prior written notice to the Company of an intention to do so, together with information called for by those procedures.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth compensation received in each of the fiscal years in the three year period ended December 31, 2001, by the Company’s Chief Executive Officer, and the other executive officers whose aggregate cash compensation for services rendered to the Company in all capacities in 2001 exceeded $100,000 (collectively, the “Named Officers”):

Summary Compensation Table

					Long-Term
					Compensation
					Awards
	Annual Compensation
					Stock Options	All Other
Name and Principal Position	Year	Salary($)		Bonus($)(1)	(Shares)	Compensation

George E. Langley	2001	$302,949	(2)	$173,962	2,000	$37,636	(3)
President and Chief Executive Officer	2000	295,300	(2)	78,342	20,000	32,581	(3)
of the Company and the Bank	1999	269,939	(2)	135,785	25	29,017	(3)
Donna Miltenberger	2001	210,502	(4)	112,199	2,000	7,507	(5)
Executive Vice President and Chief Operating	2000	199,302	(4)	48,185	0	8,175	(5)
Officer of the Company and the Bank	1999	191,114	(4)	86,160	10,025	5,966	(5)
Carol Ann Graf (6)	2001	89,851	(6)	19,094	2,000	11,773	(7)
Senior Vice President, Chief Financial	2000	85,911	(6)	8,454	5,000	10,363	(7)
Officer and Secretary of the Company and the Bank	1999	78,444	(6)	13,420	150	8,293	(7)

(1)	Bonus were paid pursuant to annual incentive compensation programs established during each of the years presented for all employees of the Bank, including the Bank’s executive officers. Under this program, performance goals, relating to such matters as deposit and loan growth, improvements in loan quality and profitability were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Bank achieved or exceeded the performance goals.

(2)	Includes directors’ fees paid to Mr. Langley by the Company and the Bank in each year presented.

(3)	Includes above-market earnings of $28,769, $23,789 and $20,749 accrued in 2001, 2000, and 1999, respectively, on compensation deferred in the years 1985 through 1988 under a deferred compensation plan in effect during that period designed to provide retirement benefits for officers and other key management employees (the “1985 Deferred Compensation Plan”) and employer contributions to the Company’s 401(k) Plan (the “401k Plan”) of $8,867 in 2001, $8,792 in 2000 and $8,268 in 1999.

(4)	Includes director’s fees paid to Ms. Miltenberger by the Company and the Bank in each year presented.

(5)	Includes employer contributions to Ms. Miltenberger’s account in the 401k Plan of $7,507 in 2001, $8,175 in 2000 and $5,966 in 1999.

(6)	Includes board secretary fees paid to Ms. Graf by the Company and the Bank in each year presented.

(7)	Includes above-market earnings of $8,172, $6,755 and $5,885 accrued in 2001, 2000 and 1999, respectively, on compensation deferred in 1985 through 1988 by Ms. Graf under the 1985 Deferred Compensation Plan and employer contributions to the 401k Plan of $3,601 in 2001, $3,609 in 2000 and $2,407 in 1999.

Stock Options

      Option Grants in 2001

					Potential Realizable
					Value of Options at
					Assumed Annual Rates of
		Percent of Total			Stock Price Appreciation
	Options	Options Granted	Exercise		for Option Terms(6)
	Granted	to All Employees	Price	Expiration
Name	in 2001	In Fiscal 2001(4)	($/Share)(5)	Date	5%	10%

George Langley	2,000(1)	7.84%	$12.80	4/16/11	$14,927	$38,932
Donna Miltenberger	2,000(2)	7.84%	$12.80	4/16/11	14,927	38,932
Carol Ann Graf	2,000(3)	7.84%	$12.80	4/16/11	14,927	38,932

(1)	Options to purchase all 2,000 shares became exercisable on January 1, 2002.

(2)	Options to purchase 151 shares became exercisable on the date of grant and the options to purchase the remaining 1,849 shares became exercisable on January 1, 2002.

(3)	Options to purchase 500 shares became exercisable on April 17, 2001 and options to purchase the remaining 1,500 shares become exercisable in three annual installments of 500 shares each on April 17, 2002, 2003 and 2004, respectively.

(4)	Options to purchase an aggregate of 25,500 shares were granted to all employees in fiscal 2001, including the named Officers.

(5)	The exercise price may be paid by delivery of already-owned shares.

(6)	There is no assurance that the values that may be realized by an executive on exercise of his or her options will be at or near the values estimated in the table, which utilize arbitrary compounded rates of growth of stock price of 5% and 10% per year.

Fiscal Year-End Option Values

      Fiscal Year-End Option Values. None of the Named Officers exercised any options in 2001. The following table provides information with respect to the value of unexercised “in-the-money” options held by the Named Officers as of December 31, 2001.

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at Year-End		Options at Year-End

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

George E. Langley	121,199	2,406	$679,903	$1,814
Donna L. Miltenberger	79,772	1,979	290,516	945
Carol Ann Graf	22,044	4,280	64,325	9,043

(1)	The average of the high and low prices of the Company’s common stock on December 31, 2001 on the NASDAQ National Market System was $12.44.

Employment Agreements and Change in Control Agreements

      Mr. Langley is employed as the Bank’s President and Chief Executive Officer pursuant to an employment agreement which became effective October 1, 2000 and expires September 30, 2003. Under that agreement, Mr. Langley receives a base annual salary of $270,000 and is entitled to participate in any bonus or incentive compensation programs and other employee benefit plans generally made available to executives and key employees of the Bank. The Bank also has agreed to furnish Mr. Langley with the use of an automobile and to provide him with certain supplemental insurance benefits. Under the employment agreement, the Bank may terminate Mr. Langley’s employment at any time prior to its expiration without cause. In that event, Mr. Langley’s salary, bonuses and other benefits would be continued for a period of three years measured from the September 30 immediately following such termination. In the event of Mr. Langley’s death while employed as the Bank’s President and Chief Executive Officer, salary and bonuses would cease, but the Bank would be obligated to continue the dependent health and dental insurance coverage for Mr. Langley’s wife for a period of three years thereafter. If Mr. Langley’s employment is terminated for cause, by reason of resignation or his disability, and Mr. Langley, during the period ending on the later of September 30, 2003 or the first anniversary of the effective date of such termination, refrains from accepting employment from, and from providing consulting or advisory services to, any competing banking or depository institution, then for such period all life, medical, dental and disability insurance programs in which Mr. Langley was participating at that time will be continued for that one year period.

      Mr. Langley also has a severance compensation agreement with the Bank. That agreement provides that if there is a change in ownership of the Company or the Bank, whether by acquisition of shares, merger or sale of assets, and following such change in control, Mr. Langley’s employment is terminated without cause, or if Mr. Langley terminates his employment due to a reduction in his compensation or the scope of his authority or duties, Mr. Langley shall receive a payment equal to the sum of (i) an amount equal to three times the highest base salary paid to Mr. Langley during the twelve month period prior to such termination, (ii) an amount equal to the bonuses that would have been paid to Mr. Langley under any applicable incentive compensation plans, assuming all performance goals established under such plans had been met and (iii) an amount equal to the difference between the exercise price and the fair market value of all shares subject to vested and unvested stock options held by Mr. Langley. In addition, upon such termination following a change in control of the Bank or the Company, Mr. Langley’s benefits would be continued for a period of three years from the date of termination.

      The Bank has a severance compensation agreement with Ms. Miltenberger that is substantially similar to the Langley severance compensation agreement.

Directors’ Fees

      During fiscal 2001 the Bank paid the Chairman of the Board of Directors $2,145 per month and each other director, including Mr. Langley and Ms. Miltenberger, $1,705 per month in directors’ fees for services and attendance at Board and committee meetings, and each director received $540 per month as reimbursement for health insurance premiums.

Deferred Compensation Plans

      Effective January 1, 1985, the Bank adopted the 1985 Deferred Compensation Plan, a voluntary unfunded deferred compensation plan which permitted selected key, salaried employees of the Bank to defer receipt of a portion of their annual salaries and bonuses that would otherwise have been paid during a four-year period ended December 31, 1988. The 1985 Deferred Compensation Plan provided participants the opportunity to receive supplemental retirement benefits in an amount determined on the basis of the amount of salary deferred annually over that four-year period and the participant’s age at the time of participation. The supplemental retirement benefits will be payable over ten years commencing on the participant’s retirement date, except that if the participant dies prior thereto, his or her beneficiaries will receive a death benefit, in lieu of the retirement benefit, over a ten year period. The benefit payments are not subject to any reduction for Social Security benefits or other offset amounts. A total of 19 employees, including Mr. Langley and Ms. Graf, participated in the 1985 Deferred Compensation Plan.

      The Bank has purchased life insurance on employees participating in the 1985 Deferred Compensation Plan in amounts that, in the aggregate, are expected, on an actuarial basis, to fund all of its future obligations under this plan. The Bank is the owner and sole beneficiary of the life insurance. Thus, no direct allocation of cost is made to any one employee and no amount attributable to the expenses of the 1985 Deferred Compensation Plan is included in the Summary Compensation Table set forth above. Earnings on amounts in each participant’s account accrue at an annual fixed rate. It is estimated that, under this Plan, Mr. Langley will receive approximately $127,500 per year over the ten-year period following his retirement, and Ms. Graf will receive approximately $75,000 per year for ten years following her retirement.

      Under another deferred compensation plan presently in effect, officers and other key employees are entitled, prior to the beginning of each fiscal year, to elect to defer a portion of their annual salary in the upcoming year under annually established unfunded deferred compensation programs designed to provide for each participating employee a supplemental retirement benefit in an amount based on the salary deferred and earnings thereon.

Certain Transactions

      The Bank has had, and in the future may have, banking transactions in the ordinary course of its business with directors, principal stockholders and their associates, including the making of loans to directors and their associates. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with unaffiliated persons. In addition, such loans are made only if they do not involve more than the normal risk of collectibility and do not present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

      The Members of the Compensation Committee of the Board of Directors in 2001 were Richard Galich, William V. Landecena, O. L. Mestad, George Sellers, all of whom are non-employee Directors of the Company and the Bank, and George E. Langley, the President and Chief Executive Officer of the Company and the Bank.

      Mr. Langley’s primary role on the Compensation Committee is to provide input on the performance of the Company’s other executive officers and key management employees, and Mr. Langley does not participate in the deliberations, and he does not vote on decisions, regarding his compensation.

      No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee is responsible for approving, and evaluating the efficacy of, compensation policies and programs for the Bank, which employs all of the Company’s executive officers, and for making determinations regarding the compensation of the Company’s executive officers, subject to review by the full Board of Directors.

      The following report is submitted by the Compensation Committee members with respect to the executive compensation policies established by the Compensation Committee and approved by the Board of Directors of the Bank and the compensation of executive officers in the fiscal year ended December 31, 2001.

Compensation Policies and Objectives

      In adopting, and also evaluating the effectiveness of, compensation programs for executive officers, as well as other employees of the Bank, the Compensation Committee is guided by three basic principles:

•	The Company and the Bank must be able to attract and retain highly-qualified and experienced banking professionals with proven performance records.

•	A substantial portion of annual executive compensation should be tied to the Bank’s performance, measured in terms of profitability, asset growth and asset quality.

•	The financial interests of the Company’s senior executives should be aligned with the financial interests of the stockholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company’s common stock.

Attracting and Retaining Executives and Other Key Employees

      There is substantial competition among banks and other financial institutions and service organizations for qualified banking professionals. In order to retain executives and other key employees, and to attract additional well-qualified banking professionals when the need arises, the Company strives to offer salaries and health care, retirement and other employee benefit programs to its executives and other key employees which are competitive with those offered by other banks and financial services organizations in California.

      In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial organizations which are comparable, in terms of asset-size, capitalization and performance, to the Bank. Another factor which is considered in establishing salaries of executive officers is the cost of living in Southern California, which generally is higher than in other parts of the country.

CEO Compensation

      The Bank has followed the practice of entering into multi-year employment agreements with its Chief Executive Officer. Such agreements serve to assure continuity in that position and to deter competing banks from attempting to hire away the Bank’s Chief Executive Officer.

      In October 2000, the Bank entered into an employment agreement with George Langley, the Company’s Chief Executive Officer, which extends his employment until September 30, 2003. See “COMPENSATION OF EXECUTIVE OFFICERS — Employment Agreements and Change of Control Agreements” for a description of Mr. Langley’s compensation under that Agreement. The decision to enter into a multi-year employment agreement with Mr. Langley was based on a number of factors, including the Bank’s performance during his tenure as Chief Executive Officer, Mr. Langley’s long tenure with the Bank for which he has served as an executive officer since 1976, and the continuity and stability of management that Mr. Langley’s retention as Chief Executive Officer provides to both the Company and the Bank.

Performance-Based Compensation

      The Compensation Committee believes that payment of compensation in excess of a senior executive’s base salary should be dependent on the level of profitability achieved by the Bank and its comparative performance as measured against the performance of other banking institutions of comparable size in Northern and Southern California (“Peer-Group Banks”).

      The Compensation Committee has identified several performance factors which affect a bank’s profitability and which the Compensation Committee believes are important to the enhancement of stockholder value. These include asset growth; the quality and collectibility of the Bank’s assets, which consist primarily of loans and investment securities; the volume and mix of deposits, which affect the Company’s net interest margin or “spread” and also its fee income; and the level of non-interest expense. On the basis primarily of evaluations of the prior year’s operations, and economic and market conditions in the Bank’s service areas and management reports, at the beginning of each fiscal year the Board of Directors establishes annual performance goals for the Bank in each of these areas, and assigns “weights” to these performance factors in terms of their anticipated impact on the Bank’s earnings. The Board of Directors also establishes an earnings goal for the year. A percentage (determined by the Compensation Committee and approved by the Board at the beginning of the fiscal year) of the higher-than-average earnings achieved by the Bank are set aside as a pool from which bonuses are paid. The amount of the bonuses that are paid from that pool, in turn, is based on the extent to which the Bank has achieved or exceeded the goals in each of the performance areas described above and the allocation of the bonuses among Executive Officers and other management employees depends on an assessment by the Compensation Committee of the contribution that they made to the Company’s achievement of the performance goals established for the year in question.

      As a result of these performance-based bonus programs, as a general rule executive compensation will be higher and the proportion of each executive’s total cash compensation that is represented by incentive or bonus compensation will increase in those years when performance goals are exceeded.

      The Board of Directors has established an incentive plan for the year ending December 31, 2002, which raises even further the standards of performance that must be met by the Company, before any of the Named Officers can receive bonuses in amounts exceeding the bonuses earned in 2001.

Stock Programs

      In order to align the financial interests of senior executives and other key employees with those of the stockholders, the Company grants stock options to its senior executives and other key employees on a periodic basis. Stock option grants reward senior executives and other key employees for performance that results in improved market performance of the Company’s stock, which directly benefits all stockholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive’s importance to the future performance of the Company. As a result, as a general rule, the more senior the executive, the greater the number of option shares that are awarded. In addition, in 1993 the Bank established a 401(k) Plan in which all employees, including executive officers, may participate. Under this plan, employees may make contributions which they may elect to have invested in Company common stock. In addition, the Company makes matching contributions of up to 4% of amounts contributed by participants, with shares of Company common stock. Each of the Named Officers participated in this plan in 2001.

Respectfully Submitted,

O. L. Mestad
Richard Gallich
William V. Landecena
George Sellers
George E. Langley

REPORT OF THE AUDIT COMMITTEE

      The Role of the Audit Committee. The Company’s management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of its consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Audit Committee is to monitor and review these processes.

      We are not employees of the Company and we are not, nor do we represent ourselves to be accountants or auditors by profession or experts in the fields of accounting or auditing, and we do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing our oversight role, we necessarily must rely, without independent verification, on management’s representations that it has maintained appropriate accounting and financial reporting principles or policies, and appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

      Report of the Audit Committee. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with management. The Audit Committee also has discussed with Vavrinek, Trine, Day & Co., LLP, the Company’s independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Vavrinek, Trine, Day & Co., LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Vavrinek, Trine, Day & Co., LLP with that firm.

      Based solely on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and the Company’s management, the Audit Committee recommended to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K.

Respectfully Submitted,

Richard Galich
William V. Landecena
O. L. Mestad
George Sellers
Douglas Tessitor

      Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Reports of the Compensation Committee and the Audit Committee and the performance graph on the following page shall not be incorporated by reference into any such filings.

COMPANY PERFORMANCE

      The following graph compares the performance of the Company with that of (i) the companies included in the Russell 2000 Index, and (ii) an index which is published by SNL Securities L.C. (“SNL”) and which is made up of banks and bank holding companies with assets of between $500 million and $1 billion, the shares of which are traded on the NASDAQ Stock Market.

COMPARISON OF CUMULATIVE TOTAL RETURN

      The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the Russell 2001 Index and the Peer Group Companies is based on the stock price or index at the end of fiscal 1996.

INDEPENDENT PUBLIC ACCOUNTANTS

      Vavrinek, Trine, Day & Co., LLP were the Company’s independent accountants for the fiscal year ended December 31, 2001. The Audit Committee of the Board recommended, and the Board of Directors has approved, the selection of that firm as the Company’s independent accountants for the fiscal year ending December 31, 2002. A representative of Vavrinek, Trine, Day & Co., LLP will attend the meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

      The aggregate fees billed by Vavrinek, Trine, Day & Co., LLP for professional services for the audit of the Company’s annual consolidated financial statements and the financial statements of the Bank for the fiscal year ended December 31, 2001 and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal 2001 were $83,473.00.

      The aggregate fees billed to the Company for all other services rendered by Vavrinek, Trine, Day & Co., LLP to the Company or the Bank in fiscal 2001, were $27,694.00. Vavrinek, Trine, Day & Co., LLP did not provide, and it did not bill and it was not paid any fees for, financial information systems design or implementation services in 2001.

      The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Vavrinek, Trine, Day & Co., LLP and the fees paid therefor in fiscal 2001 were compatible with maintaining Vavrinek, Trine, Day & Co., LLP’s independence.

SHAREHOLDER PROPOSALS

      The next Annual Meeting of Stockholders of the Company is scheduled to be held on May 13, 2003. In accordance with the Bylaws of the Company, any stockholder desiring to submit a proposal for action at the 2003 Annual Meeting of Stockholders and inclusion in the Company’s Proxy Statement for that Meeting must provide the Company with written notice of that proposal by no later than March 14, 2003 and no earlier than February 12, 2003. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

OTHER MATTERS

      Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

George E. Langley
President

April 5, 2002

      The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2001 is being mailed concurrently with this Proxy Statement to all stockholders of record as of March 21, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

      COPIES OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, FOOTHILL INDEPENDENT BANCORP, 510 SOUTH GRAND AVENUE, GLENDORA, CALIFORNIA 91741.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOOTHILL INDEPENDENT BANCORP

PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 14, 2002

PROXY/VOTING INSTRUCTION CARD

    The undersigned hereby nominates, constitutes and appoints O. L. Mestad, Richard Galich, and William Landecena, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of FOOTHILL INDEPENDENT BANCORP which the undersigned is entitled to represent and vote at the 2002 Annual Meeting of Stockholders of the Company to be held at The Glendora Country Club, 310 So. Amelia Avenue, Glendora, California, on May 14, 2002, at 4:30 p.m., and at any and all adjournments and postponements thereof, as fully as if the undersigned were present and voting at the meeting, in the manner set forth on the reverse side of this proxy.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT — PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FOOTHILL INDEPENDENT BANCORP — ANNUAL MEETING, May 14, 2002

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-257-2280 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/fib and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Please mark your votes as indicated in this example ☒

THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED BELOW

			With-	For All
		For	hold	Except

1.	ELECTION OF CLASS I DIRECTORS FOR A THREE YEAR TERM	☐	☐	☐

    (01)  George E Langley

    (02)  Max E Williams

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.

2.	IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

    By checking the box to the right, I consent to future access of Annual Reports and Proxy Statements via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Registrar & Transfer Company, Cranford, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.   ☐

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 14, 2002 and the Proxy Statement furnished with this card.

Will attend Annual Meeting  ☐

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE ON THIS PROXY. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

    Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have three alternative ways of voting their proxies:

1.	By Mail (traditional method); or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to 12 midnight, May 13, 2002.

Vote by Telephone

It’s fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-866-257-2280.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number 1-866-257-2280.

3.	Enter your 9 digit Control Number located on your Proxy Card below.

4.	Follow the recorded instructions.

Your vote is important!
Call 1-866-257-2280 anytime!

Vote by Internet

It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Go to the Website https://www.proxyvotenow.com/fib

3.	Enter your 9 digit Control Number located on your Proxy Card below.

4.	Follow the recorded instructions.

Your vote is important!

Go to https://www.proxyvotenow.com/fib

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY
TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

FOR TELEPHONE/
INTERNET VOTING:
CONTROL NUMBER